UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 20, 2005

(Date of earliest event reported): July 14, 2005

Silverleaf Resorts, Inc.

(Exact name of registrant as specified in its charter)

Texas

(State or other jurisdiction of incorporation)

1-13003	75-2259890

(Commission File Number)	(IRS Employer Identification Number)

1221 River Bend Drive, Suite 120, Dallas, Texas	75247

(Address of principal executive offices)	(Zip Code)

214-631-1166

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

     On July 14, 2005, Silverleaf Resorts, Inc. (the “Company”) entered into a note purchase agreement pursuant to which its newly-formed, wholly owned subsidiary, Silverleaf Finance III, LLC (“SF-III”), a Delaware special purpose entity has agreed to sell approximately $108.6 million of its Timeshare Loan-Backed Notes, Series 2005-A (“Notes”). The Notes will be issued under an indenture by and among SF-III, the Company, as servicer, and Wells Fargo Bank, National Association, as indenture trustee, backup servicer and custodian. When issued by SF-III, the Notes will be secured by a portfolio of approximately $135.8 million in timeshare receivables secured by mortgages on vacation intervals at the Company’s timeshare resort properties in Georgia, Illinois, Massachusetts, Missouri and Texas. The closing of the transaction is currently scheduled to occur on or about July 26, 2005, subject to customary closing conditions, including final rating agency approval.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: July 20, 2005	SILVERLEAF RESORTS, INC.
	By:	/S/ HARRY J. WHITE, JR.
		Name:	Harry J. White, Jr.
		Title:	Chief Financial Officer